As filed with the U.S. Securities and Exchange Commission on July 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTIUS ACQUISITION INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle, Suite 2215

New York, NY 10019

(212) 309-7668

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Boon Sim

Chief Executive Officer and Chief Financial Officer

3 Columbus Circle, Suite 2215

New York, NY 10019

(212) 309-7668

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Nicolas Grabar, Esq.	Gregg A. Noel, Esq.
Adam J. Brenneman, Esq.	Michael J. Mies, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Skadden, Arps, Slate, Meagher & Flom LLP
One Liberty Plaza	525 University Avenue, Suite 1400
New York, NY 10006	Palo Alto, CA 94301
Tel: (212) 225-2000	Tel: (650) 470-4500
Fax: (212) 225-3999	Fax: (650) 470-4570

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239421

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	12,075,000 Units	$10.00	$120,750,000	$15,673.35
Class A ordinary shares included as part of the units(3)	12,075,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	4,025,000 Warrants	—	—	—(4)
Total			$120,750,000	$15,673.35(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239421).

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $603,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-239421), which was declared effective by the Securities and Exchange Commission on July 13, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering of $120,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 12,075,000 additional units of Artius Acquisition Inc., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239421) (the “Prior Registration Statement”), initially filed by the Registrant on June 25, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 13, 2020. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-239421) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-239421), filed on June 25, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of July, 2020.

ARTIUS ACQUISITION INC.
By:	/s/ Boon Sim
Boon Sim
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Charles Drucker Charles Drucker	Executive Chairman of the Board of Directors	July 13, 2020

/s/ Boon Sim Boon Sim	Chief Executive Officer and Chief Financial Officer, Director (principal executive, financial and accounting officer)	July 13, 2020

/s/ Steven Alesio Steven Alesio	Director	July 13, 2020

/s/ Kevin Costello Kevin Costello	Director	July 13, 2020

/s/ Karen Richardson Karen Richardson	Director	July 13, 2020